EXHIBIT 99.1

News Release

FOR RELEASE AT
8:00am EDT
Wednesday, April 7, 2004
Investor Contact:
Mark Lamb
Director – Investor Relations
(425) 519-4034
markl@Onyx.com

Onyx Software Announces Improved Preliminary Q1 Results and Positive Q2 Outlook
Cash Flow From Operations Increased Quarter-end Cash Balance

BELLEVUE, WA. —Onyx® Software Corp. (NASDAQ: ONXS), a worldwide leader in successful customer relationship management (CRM), today announced preliminary results for the first quarter of 2004 and its preliminary outlook for the second quarter of 2004. This preliminary information is intended to provide financial context for the company’s concurrent technology acquisition announcement. Onyx expects to report final quarterly results the last week of April.

Onyx expects sequential improvement in both license and service revenues for the first quarter of 2004 compared to license and service revenues reported in the fourth quarter of 2003. Onyx expects revenue for the first quarter of 2004 to be in the range of $13.8 million with license revenue of approximately $3.6 million. One customer represented approximately 12% of total revenue for the first quarter.

Onyx expects non-GAAP operating results for the first quarter of 2004 to be at or near breakeven. Non-GAAP operating results are generally consistent with the methodology of analysts’ EPS estimates and excludes amortization of intangibles, restructuring and stock-based compensation expense.

As a result of strong cash flow from operations, the company’s March 31, 2004 cash position increased by approximately $0.8 million from the $11.9 million reported on December 31, 2003. This increase in cash occurred despite $1.5 million in cash payments during the first quarter towards the resolution of excess facilities. The company made its final scheduled lease termination payment associated with excess Bellevue facilities in April. Total second quarter cash payments related to restructuring are expected to be approximately $700,000. Beyond the second quarter, the company expects that the average cash impact of payments on restructuring over the next several quarters will be less than $300,000 per quarter.

Outlook:

Onyx currently expects a sequential increase in service revenue in the second quarter of 2004 compared to the first quarter of 2004. Second quarter license revenue has a wide range of possible results due to a number of larger opportunities having the potential to close in the second or third quarter. Total costs and expenses are expected to be approximately $14.0 million, depending on revenue.

About Onyx Software

Onyx Software Corp. (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, offers a fast, cost-effective, usable solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Forward-Looking Statement

This press release contains forward-looking statements, including statements about our expected financial results for the first quarter of 2004 and our expected financial and operating results for future periods. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the the risk that our quarterly accounting review procedures or developments after the date of this release result in changes to our preliminary results announced in this release, our ability to achieve license revenue growth and manage our business to profitability in future fiscal periods, the future demand for our professional services offerings and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our annual report on form 10-K for the period ended December 31, 2003. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Onyx is a registered trademark of Onyx Software Corp. in the United States and other countries.
Other product or service names mentioned herein are the trademarks of their respective owners.